EXHIBIT 99.1

CUSIP No. 50736W105

JOINT FILING AGREEMENT

Pursuant to and in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”) the undersigned hereby agree to the joint filing on behalf of each of them of any filing required by such party under Section 13 of the Exchange Act or any rule or regulation thereunder (including any amendment, restatement, supplement, and/or exhibit thereto) with respect to securities of LAIX Inc., a Cayman Islands exempted company, and further agree to the filing, furnishing, and/or incorporation by reference of this Agreement as an exhibit thereto. Each of them is responsible for the timely filing of such filings and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Agreement shall remain in full force and effect until revoked by any party hereto in a signed writing provided to each other party hereto, and then only with respect to such revoking party. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

Date: February 14, 2022

CMC LULLABY HOLDINGS LTD

By:	/s/ Han Gao

Name: Han Gao

Title: Authorized Signatory

CMC CAPITAL PARTNERS II, L.P.

Acting by CMC Capital Partners GP II, L.P., its general partner

Acting by CMC Capital Partners GP II, Ltd., its general partner

By:	/s/ Ruigang Li

Name: Ruigang Li

Title: Director

CMC CAPITAL PARTNERS GP II, L.P.

Acting by CMC Capital Partners GP II, Ltd., its general partner

By:	/s/ Ruigang Li

Name: Ruigang Li

Title: Director

CMC CAPITAL PARTNERS GP II, LTD.

By:	/s/ Ruigang Li

Name: Ruigang Li

Title: Director

LACONFIANCE INVESTMENTS LTD

By:	/s/ Ruigang Li

Name: Ruigang Li

Title: Director

LEBONHEUR HOLDINGS LTD

By:	/s/ Ruigang Li

Name: Ruigang Li

Title: Director

Brilliant Spark Holdings Limited

By:	/s/ Ruigang Li

Name: Ruigang Li

Title: Director

RUIGANG LI

By:	/s/ Ruigang Li

Ruigang Li, Individually